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                                                              Exhibit 99.(G)(10)

                        SPECIAL CUSTODY ACCOUNT AGREEMENT

                                  (SHORT SALES)

     AGREEMENT, dated as of April 25, 2005, by and among Brown Brothers Harriman & Co., in its capacity as custodian hereunder ("Bank"), ICON Funds, on behalf of the ICON Long/Short Fund (the "Customer"), and Jefferies & Company, Inc. ("Broker").

     WHEREAS, Broker is a securities broker-dealer registered with the Securities and Exchange Commission and is a member of the New York Stock Exchange ("NYSE"); and

     WHEREAS, Customer desires from time to time to sell securities "short" through Broker, such short sales being permitted by Customer's investment policies, and for that purpose has opened one or more margin accounts with Broker (each a "Margin Account") and executed a Customer Account Agreement with Broker (the "Customer Agreement"); and

     WHEREAS, pursuant to a custody agreement with Bank (the "Custody Agreement"), Customer has established a custody account (the "Custody Account") with Bank for the purpose of maintaining Customer's portfolio assets in accordance with Section 17(f) of the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, in connection with Customer's short sale transactions through Broker, Customer and Broker desire to establish a Special Custody Account with Bank and to establish related procedures to facilitate compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and with the provisions of Rule 431 of the NYSE and other applicable requirements, compliance by Customer with Regulation X of the Board of Governors of the Federal Reserve System and other requirements ("Margin Rules"), and compliance by Customer with the 1940 Act;

     NOW, THEREFORE, the parties agree as follows:

     1.   As used herein, the following terms have the following meanings:

     "Adequate Margin" shall mean Eligible Collateral having a fair market value (as reasonably determined by Broker) at least equal to the amount required as margin with respect to Customer's short sale transactions as is adequate in Broker's judgment under the Margin Rules and the internal policies of Broker.

     "Advice from Broker" or "Advice" means a written notice sent to Customer and/or Bank or transmitted by a facsimile sending device, except that for any of the following purposes it shall mean notice by telephone to a person designated by Customer

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in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of Customer and confirmed promptly in writing thereafter: (i) for initial or additional Collateral; and (ii) that Customer has defaulted pursuant to paragraph 7(a) hereof. With respect to any short sale or covering purchase transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and Bank. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice signed by an authorized person of Broker and sent or transmitted to Customer and/or Bank. An officer of Broker will certify to Bank and Customer the names and signatures of those employees who are authorized to sign advices from Broker, which certification may be amended from time to time. When used herein the term "Advise" means the act of sending an Advice from Broker.

     "Closing Transaction" is a transaction in which Customer purchases securities which have been sold short.

     "Collateral" means the Special Custody Account, all Eligible Collateral, other financial assets or investment property and other property and assets which is deposited from time to time in, or credited from time to time to, the Special Custody Account, all security entitlements in respect thereof, all income and profits thereon, all interest, dividends and other payments and distributions and proceeds with respect thereto.

     "Eligible Collateral" means cash, U.S. government securities, equity or other securities acceptable to Broker.

     "Event of Default" means as set forth in paragraph 7 hereof.

     "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect: or (C) any such petition or application has been filed, or any such proceeding has commenced, against the Customer or the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

     "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and delivered to Bank and/or Broker and which is reasonably believed by Bank and/or Broker in good faith to be signed by a person authorized to give Instructions on behalf of Customer, or transmitted by a

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facsimile sending device. An authorized agent of Customer will certify to Bank and Broker the names and signatures of those persons authorized to Instruct Bank and/or Broker, which certification may be amended from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.

     "Special Custody Account" means as set forth in paragraph 3 hereof.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     2. From time to time, Customer may place orders with Broker for the short sale of securities in a Margin Account. Prior to the acceptance of such short sale orders Broker will notify Customer of Broker's ability to borrow such securities, and acceptance of short sale orders will be contingent upon same. It is understood and agreed that, when placing with Broker any order to sell short, Customer will designate the order as such, and Customer hereby authorizes Broker to mark such order as being "short." When placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long". Any sell order that Customer designates as being long, as provided above, is for securities then owned by Customer.

     3.   (a)    Bank shall establish an account on its books, which shall be a sub-account of Customer's Custody Account and which shall be entitled "ICON Long/Short Fund Special Custody Account for short sales margin pledged to Jefferies & Company, Inc." (the "Special Custody Account"). Bank will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records for other property of Customer held by Bank and other property in which Broker has an interest.

          (b) Customer hereby grants a continuing security interest to Broker in the Collateral and the proceeds thereof to secure its obligations to Broker under the Customer Agreement and this Agreement.

          (c) Bank represents, warrants and agrees that the Special Custody Account will be a "securities account," that Bank will treat all assets maintained in the Special Custody Account, including any free credit balances or other rights of Customer against Bank arising out of the Account, as "financial assets," and that Customer will be the "entitlement holder" of the Special Custody Account, as all such terms are defined in Article 8 of the UCC. Bank further agrees that, notwithstanding any other agreement between Bank and Customer, New York is the "securities intermediary's jurisdiction" (as that term is used in Article 8 of the UCC) of Bank with respect to the Special Custody Account.

          (d) Bank agrees to comply with, and shall be entitled to rely thereon without a duty of further investigation, and without the further consent of Customer, with any "entitlement orders," as that term is defined in Article 8 of the UCC, that are originated by Broker with respect to the Special Custody Account. Without limitation of

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the foregoing, Broker agrees with Customer that Broker will not originate any such entitlement orders except following, and during the continuance of an Event of Default. Bank represents and warrants that it has not agreed, and agrees that it will not agree, to comply with entitlement orders concerning the Special Custody Account or any Collateral that are originated by any person other than Customer or Broker as provided herein.

          (e) Bank represents that Collateral is not and during the term of this Agreement will not be subject to any lien, charge, security interest or other right or claim of Bank or any person claiming through Bank. Bank hereby waives and releases all liens, encumbrances, claims and rights of setoff that it may now or hereafter have against the Special Custody Account. Customer agrees that notwithstanding the foregoing provision and to the extent that any payment obligation is owed by Customer to Bank for fees, expenses or monies advanced by Bank for the purchase of any Collateral hereunder, Bank shall be entitled to a lien on Customer's assets in Bank's custody (excluding the Special Custody Account) in accordance with the terms of the Custody Agreement.

          (f) Customer and Bank agree that Bank shall comply with entitlement orders from Customer to trade, substitute, exchange or withdraw assets in the Special Custody Account only after Broker Advises Bank that such trade, substitution, exchange or withdrawal is acceptable. Broker agrees that, promptly (and in any event within one business day) following its receipt of notice from Customer of any contemplated trade, substitution, exchange or withdrawal of assets in the Special Custody Account, Broker will Advise Bank that such trade substitution, exchange or withdrawal is acceptable if:

          (i)  no Event of Default has occurred and is continuing;

          (ii) after giving effect to such trade, substitution or exchange, the Eligible Collateral in the Special Custody Account would constitute Adequate Margin; and

          (iii) except in the case of a withdrawal, either (A) the assets would be sold for cash that would be credited to the Special Custody Account or
     (B) the assets that would be substituted or exchanged into the Special Custody Account would constitute Eligible Collateral.

          (g) Broker and Customer acknowledge and agree that Bank cannot verify that authorized signatures on facsimile Instructions, Advises or notices are original and that receipt of legible instructions sent via facsimile cannot be assured given the possibility of illegible transmission and of technical failure. In light of the foregoing, Broker and Customer hereby agree that Bank may conclusively rely upon such facsimile Instructions, Advices and notices.

     4.   (a)    Customer agrees to transfer to the Special Custody Account, and at all times to maintain therein, Eligible Collateral having an aggregate value at least sufficient to constitute Adequate Margin. All interest, dividends or proceeds attributable

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to Collateral shall be credited to the Special Custody Account and shall be held in the Special Custody Account as Collateral until released, transferred or withdrawn in accordance with this Agreement.

          (b) Broker shall, from time to time, Advise Customer of the aggregate value of Eligible Collateral that is necessary to constitute Adequate Margin. Broker shall, on each business day, compute the aggregate net credit or debit balance on Customer's open short sales and Advise Customer by 11:00 a.m. New York time of the amount of the net debit or credit, as the case may be, in Customer's Margin Account. If a net debit balance exists on such day, and such net debit balance results in there not being Adequate Margin in the Special Collateral Account, Customer will cause an amount of Eligible Collateral equal to the shortfall to be transferred to the Special Custody Account by the close of business on such day. Broker will not pay interest on any net credit balance. Broker will charge interest on any debit balance in a Margin Account in accordance with Broker's margin interest policies, as disclosed to Customer. Balances will be appropriately adjusted to reflect each Closing Transaction.

     5. Bank will advise Broker upon reasonable request (and in any event monthly) of the kind and amount of Collateral pledged to Broker and held in the Special Custody Account. Bank is hereby directed and instructed by Customer to provide system access to Broker to enable Broker to view the amount of the Collateral pledged to Broker as of the close of a particular business day.

     6. Customer represents and warrants to Broker that securities transferred to the Special Custody Account shall be in good deliverable form (or Bank shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities. Bank may hold securities credited to the Special Custody Account in the account of Bank at the Depository Trust Company ("DTC") or any other clearing corporation or book-entry depository system permitted under the Custody Agreement, except that U.S. Treasury securities shall be held in a TRADES Participant's Securities Account of the Bank at a Federal Reserve Bank.

     7.   (a)    In the event of default by Customer of any obligation hereunder or under the Customer Agreement, or in the event of Customer's Insolvency (each, an "Event of Default"), Broker may, after transmittal of an Advice from Broker to Customer specifying such default or Insolvency and its intention to do so, and only if Customer continues to be in default or Insolvent, originate entitlement orders to Bank directing the transfer of such Collateral as in Broker's judgment is reasonably necessary for the protection of its interest under this Agreement and the delivery to Broker of the proceeds thereof.

          (b) Any transfer of Collateral made pursuant to this paragraph 7 must be made on the exchange or other market where such business is then usually transacted. Such sale shall be made in a manner commercially reasonable for such securities. Customer shall remain liable to Broker for any deficiency. Broker shall notify Customer of any sale of Collateral and any deficiency remaining in an Advice from Broker. If the

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proceeds of any such sale exceed the amount due to Broker under this paragraph
7, the excess of the amount due to Broker shall remain in the Special Custody Account as Collateral unless otherwise released or withdrawn as provided herein.

     8. Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as provided for in the Custody Agreement or as may be otherwise agreed upon in writing between Customer and Bank.

     9. Bank's responsibilities, obligations, duties and liabilities together with any limitations thereon shall be as provided in the Custody Agreement. As between Bank and Broker, Bank will be responsible to Broker to exercise reasonable care in the custody of the Collateral held hereunder. Bank shall be deemed to have exercised such reasonable care if the Collateral is accorded treatment substantially equal to that which Bank accords its own property. In performing its responsibilities hereunder, Bank will not be liable or responsible to Broker for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of insolvency of, or any act or omission of any correspondent bank and/or centralized depository selected by Bank in good faith, either in the United States or in other countries. Bank shall also have no responsibility or liability to Broker with respect to changes in the value of the Collateral or for any blockage, confiscation, or expropriation, limitation of transferability or any other action by any government, de facto or de jure, which affects or could affect the same, for any other occurrence beyond its control. Customer agrees to indemnify Bank for, and hold it harmless against, any loss, liability or reasonable expense incurred by Bank in connection with any Instructions, Advices or notices from Customer or resulting from Bank's compliance with the specific provisions of this Agreement, without negligence or bad faith on the part of Bank. In no event shall Bank be liable to Customer or Broker for special, indirect, consequential or punitive damages hereunder.

     10. Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker or Bank hereunder for Customer's account at Customer's direction or otherwise, except to the extent set forth in the Customer Agreement between Broker and Customer.

     11. No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of the parties hereto.

     12. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one and the same instrument.

     13. Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances, other than to Broker in accordance with the Customer Agreement and this Agreement.

     14. Any of the parties hereto may terminate this Agreement by thirty (30) days notice in writing to the other parties hereto; provided, however that the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall not

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be affected by such termination until the release of such Collateral pursuant to applicable rules of such national securities exchanges of which Broker may be a member, as applicable.

     15. Written communications hereunder shall be sent by facsimile transmission or hand delivered as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:

          (a)    If to Bank, to:
                 Brown Brothers Harriman & Co.
                 40 Water Street
                 Boston, MA 02109
                 Att:
                 Phone:
                 Fax:

          (b)    If to Customer, to:

                 ICON Long/Short Fund
                 5299 DTC Boulevard, Suite 1200
                 Greenwood Village, Colorado 80111
                 Attn: Andra Ozols
                 Phone: (303) 790-1600
                 Fax: (303) 328-9296

          (c)    If to Broker, to:

                 Jefferies & Company, Inc.
                 520 Madison Avenue
                 12th Floor
                 New York, NY 10022
                 Attn:
                 Phone 212-
                 Fax   212-

Notice shall be deemed effective upon receipt by the party to whom the notice was sent.

     16. This Agreement will be governed by the laws of the State of New York without regard to its conflicts of law rules. The parties hereby irrevocably submit to the exclusive jurisdiction of any New York court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

     17. Broker and Customer acknowledge and agree that: Customer is a registered investment company organized in series form; that the assets and liabilities of each series of the Customer are separate and distinct from the assets and liabilities of

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each other series; that this Agreement relates only to the series designated
"ICON Long/Short Fund"; and that no series other than ICON Long/Short Fund shall be liable for any loss, liability, debt, obligation, expense or judgment relating to ICON Long/Short Fund, whether arising under this Agreement or otherwise.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                                         BROWN BROTHERS HARRIMAN & CO.
                                         As Bank

                                         By:
                                                ---------------------
                                         Title:
                                                ---------------------


                                         ICON FUNDS,
                                           on behalf of the ICON Long/Short Fund
                                         As Customer

                                         By:
                                                ---------------------
                                         Title:
                                                ---------------------


                                         JEFFERIES & COMPANY, INC.
                                         As Broker

                                         By:
                                                ---------------------
                                         Title:
                                                ---------------------

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